Exhibit 23.1

[LETTERHEAD OF EKS&H LLLP]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-144102, No. 333-156249, and No. 333-183408) and on Form S-3 (No. 333-166766) of Allied Nevada Gold Corp. (the “Company”) of our report dated February 25, 2013, relating to the consolidated financial statements and internal control over financial reporting of the Company, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

/s/ EKS&H LLLP

EKS&H LLLP

February 25, 2013

Denver, Colorado